                                                                  EXHIBIT (99)-1

                              THE BANC CORPORATION

                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350

      Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Banc Corporation (the "Company") certifies that, to his knowledge, the Company's Annual Report for The Banc Corporation 401(k) Plan for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition of the Plan.

Dated:  June 30, 2003                                /s/ James A. Taylor
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                                                       James A. Taylor
                                                   Chief Executive Officer

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.